CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of PGIM Rock ETF Trust of our report dated November 14, 2023, relating to the financial statement of PGIM US Large-Cap Buffer 12 ETF

-January, which appears in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

November 14, 2023